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                                                                    Exhibit 23.2

                          INDEPENDENT AUDITOR'S CONSENT



         I consent to the inclusion in the Registration Statement on Form S-11 of Southwind Development Company, L.L.C. of our March 5, 1999 compilation and our report dated March 5, 1999 on our audit of the balance sheet of Southwind Development Company, L.L.C. as of December 31, 1998. I also consent to the reference to my Firm under the caption "Experts".

                                                     RANDALL L. SANSOM CPAs



                                                     By: /s/ Randall L. Sansom
                                                        -----------------------
                                                         Randall L. Sansom

Gulf Breeze, Florida
March 15, 1999